UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

GOCHIP INC.

August 31, 2015

The undersigned, constituting the entire Board of Directors (the “Board”) of GoChip Inc.. a California corporation (the “Company”), in accordance with Section 307(b) of the California Corporations Code. without the formality of convening a meeting, do hereby consent to and adopt the following resolutions. It is the intent of the undersigned that this Unanimous Written Consent of the Board of Directors (this “Written Consent”) be executed in lieu of a special meeting of the Board, which consent shall be filed by the Secretary of the Company with the minutes of the meetings of the Board.

Approval of Amended and Restated Articles of Incorporation

WHEREAS, the Board has determined it to be in the best interests of the Company and its shareholders to amend and restate the Articles of Incorporation of the Company, as amended, pursuant to the Amended and Restated Articles of Incorporation in substantially the form attached hereto as Exhibit A (the “Amended Articles”), in order to. among other things, (i) increase the number of authorized shares of the Company’s Common Stock (the “Common Stock”) to forty-five million (45,000,000) shares and (ii) designate thirty-five million (35,000,000) shares of Common Stock as “Class A Common Stock” and ten million (10,000,000) shares of Common Stock as “Class B Common Stock,” each with voting rights as set forth in the Amended Articles.

NOW, THEREFORE, BE IT RESOLVED, that the Amended Articles be, and hereby are, authorized and approved, together with such changes thereto as may be approved by the officers of the Company, the execution thereof by such officers to be conclusive evidence of approval of any such changes.

RESOLVED FURTHER, that (i) the Board hereby recommends that the shareholders of the Company (the “Shareholders”) approve the Amended Articles, (ii) the officers of the Company be. and each of them hereby is, authorized and directed, for and on behalf of the Company, to submit the Amended Articles to the Shareholders and solicit their approval thereof and (iii) upon obtaining such approval of the Shareholders, the officers of the Company, be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take any and all such action as any such officer may deem necessary or appropriate in order to cause the effectiveness of the Amended Articles including, without limitation, the filing thereof with the Secretary of State of the State of California.

Issuance of Class B Shares under Regulation A

WHEREAS, the Board has determined it to be in the best interests of the Company and its shareholders to offer and sell up to 5,000,000 shares of the Class B Common Stock (the “Offering”) pursuant to the Regulation A Offering Statement on Form 1-A (File No. 024-10463), as amended, in substantially the form attached hereto as Exhibit B (the “Offering Statement”).

NOW, THEREFORE, BE IT RESOLVED, that Offering Statement, together with any and all exhibits, schedules, documents and agreements attached or ancillary thereto and any and all transactions contemplated by any of the same, including, without limitation, the Offering, be, and hereby are, approved and adopted, and that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute the Offering Statement and file it with the United States Securities and Exchange Commission, together with such modifications thereto as any of such officers may approve (such approval to be evidenced by the execution of the Offering Statement on behalf of the Company), and to execute, deliver and file any and all documents and instruments related to or contemplated by the Offering Statement, and to take any and all such other actions in connection therewith as any of them shall deem necessary or advisable to effect the Offering.

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is. authorized and directed, for and on behalf of the Company, to take any and all other actions as may be necessary or appropriate, in the judgment of the officers, to consummate any and all of the transactions contemplated by the Offering Statement.

Omnibus Resolutions

RESOLVED, that any and all actions heretofore or hereafter taken by the officers or directors of the Company within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the acts and deeds of the Company.

RESOLVED FURTHER, that each of the officers and directors of the Company is hereby authorized and directed to execute and deliver any and all documents and to take such other action as he or she deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions, including all filings required to be made with the Secretary of State of the State of California, the execution, delivery or taking of such actions to be conclusive evidence that the same have been authorized by these resolutions.

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This Written. Consent may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Executed as of the date first written above.

/s/ John Strisower
John Strisower

/s/ Paul Wolfe
Paul Wolfe

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

EXHIBIT B

OFFERING STATEMENT